UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/22/2006

QUEPASA Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25565

Nevada	86-0879433
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

410 N. 44th Street
Suite 450
Phoenix, AZ 85008
(Address of principal executive offices, including zip code)

602-716-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Employment Agreement with Robert B. Stearns
Effective as of March 21, 2006, Quepasa Corporation (the "Company") entered into an employment agreement with Robert B. Stearns as the Chief Executive Officer of the Company. A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Employment Agreement with Jeffrey Peterson

Effective as of March 21, 2006, Quepasa Corporation (the "Company") entered into an employment agreement with Jeffrey Peterson as the Chief Technical Officer of the Company. A copy of the employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Warrant purchase agreement with Richard L. Scott Investments, LLC

On March 21, 2006, the Company entered into an agreement with the Richard L. Scott Investments, LLC. Under the terms of the agreement, Richard L. Scott Investments, LLC acquired three warrants. Each warrant is exercisable for 1,000,000 shares of Quepasa Common Stock. The first warrant has an exercise price of $2.87 and can be exercised at any time within 120 days. The second and third warrants are not exercisable unless the first warrant is exercised in full. The second warrant has an exercise price of $4.00 per share and can be exercised any time prior to March, 2016. The third warrant has an exercise price of $7.00 per share and can be exercised any time prior to March, 2016. Upon the exercise of the first warrant in the series, Quepasa has agreed to elect one director nominated by Scott. A copy of the warrant purchase agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2006, Jeffrey Peterson, resigned from the position of Chairman of the Board and Chief Executive Officer effective immediately. Mr. Peterson was appointed the Chief Technical Officer of the Company. A copy of the letter of resignation is attached hereto as Exhibit 99.1

On March 21, 2006, the Company appointed Robert B. Stearns, 54, as the Company's Chief Executive Officer and joined the board of directors as Chairman, effective immediately. Prior to joining the Company, Mr. Stearns has held numerous senior leadership positions in large corporate and small entrepreneurial enterprises in positions that include Managing Director of Investment Banking at Lehman Brothers, Inc., Head of Investment Banking at UBS Securities, Inc., Chief Financial Officer of The Dial Corporation, Chief Financial Officer of Columbia/HCA Corp., Chief Financial Officer of PacifiCare, Inc., President of Quantum Esthetic Surgery, Inc., and President of Vascular Genetics, Inc. Stearns is a graduate of Harvard University (AB cum laude, 1974), the University of Chicago Graduate School of Business (MBA, 1977), and DePaul University College of Law (JD, 1979).

Stearns is the author of the internationally best-selling book, Winning Smart After Losing Big. In addition to his business activities, he is a Professor of Practice in the Finance Department of the W. P. Carey Graduate School of Business at Arizona State University.

On March 21, 2006, Juan Carlos Arellano, a member of the Board of Directors of the Company, informed the Company that he is voluntarily resigning his position as a member of the Company's Board of Directors effective immediately.

Item 8.01.    Other Events

On March 22, 2006, the Company issued a press release announcing that a group led by Richard L. Scott investments, LLC was acquiring an interest in the Company. A copy of the press release is attached hereto as Exhibit 99.2

On March 22, 2006, the Company issued a press release announcing the election of Robert B Stearns as Chairman and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.3

Item 9.01.    Financial Statements and Exhibits

10.1 Employment agreement with Robert B. Stearns
10.2 Enployment agreement with Jeffrey Peterson
10.3 Warrant purchase agreement with Richard L. Scott Investments, LLC
99.1 Resignation letter from Jeffrey Peterson
99.2 Press release announcing the a group led by Richard L. Scott Investments, LLC is acquiring an interest in Quepasa Corporation
99.3 Press release announcing the appointment of Robert B. Stearns as Chairman and Chief Executive Officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date: March 22, 2006	By:	/s/ Charles B. Mathews
Charles B. Mathews
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Robert B. Stearns employment agreement
EX-10.2	Jeffrey Peterson employment agreement
EX-10.3	Richard L. Scott Investments, LLC warrant purchase agreement
EX-99.1	Jeffrey Peterson resignation letter as CEO
EX-99.2	Press release regarding Richard L. Scott Investments, LLC interest in Quepasa